Exhibit 23.3

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the foregoing Annual Report on Form 10-KSB to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion of our report dated April 1, 2005 related to the audit of the financial statements of VCG Holdings Corp. as of and for the years ended December 31, 2003 and 2004.

Denver, Colorado	/s/ CAUSEY DEMGEN & MOORE INC.
April 15, 2005